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                                                              EXHIBIT (g)(2)(ii)

                                   SCHEDULE 1
                           AMENDED AS OF MARCH 13,2003
                    TO INCLUDE THE ADDITION OF THE FOLLOWING

ING GET FUND:

ING GET Fund - Series V